SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
TRANSAMERICA IDEX MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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TA IDEX PROTECTED PRINCIPAL STOCK
A Series of
TRANSAMERICA IDEX MUTUAL FUNDS
570 CARILLON PARKWAY
ST. PETERSBURG, FLORIDA 33716-1294
1-888-233-4339

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on November 27, 2007
To the Shareholders:
Notice is hereby given that Transamerica IDEX Mutual Funds (“TA IDEX”) will hold a special meeting of shareholders of TA IDEX Protected Principal Stock, a series of TA IDEX, (the “Fund”) on November 27, 2007, at TA IDEX’s offices, 570 Carillon Parkway, St. Petersburg, Florida 33716-1294, at 11:00 a.m., local time, as adjourned from time to time (the “Special Meeting”) for the purposes listed below:
I.	To approve a proposed Plan of Liquidation and Dissolution with respect to the Fund; and

II.	To consider and act upon such other business as may properly come before the Special Meeting.
After careful consideration, the Board of Trustees of TA IDEX (the “Board”) unanimously approved the Plan of Liquidation and Dissolution and recommends that shareholders vote “FOR” this Proposal.
Shareholders of record at the close of business on October 4, 2007, are entitled to notice of, and to vote at, the Special Meeting. Your attention is called to the accompanying Proxy Statement. Shareholders who do not expect to attend the Special Meeting in person are requested to complete, date, and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose. Your proxy card also provides instructions for voting via telephone or the Internet, if you wish to take advantage of these voting options. Proxies may be revoked at any time by executing and submitting a revised proxy, by giving written notice of revocation to TA IDEX, or by voting in person at the Special Meeting.
By Order of the Board,
Dennis P. Gallagher, Esq.
Vice President, General Counsel and Secretary
October 9, 2007
YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF VOTES THAT YOU HOLD. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY.

i

FOR YOUR CONVENIENCE, YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE ENCLOSED INSTRUCTIONS. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD UNLESS YOU ELECT TO CHANGE YOUR VOTE.

ii

TA IDEX PROTECTED PRINCIPAL STOCK
A Series of
TRANSAMERICA IDEX MUTUAL FUNDS
570 CARILLON PARKWAY
ST. PETERSBURG, FLORIDA 33716-1294
1-888-233-4339

PROXY STATEMENT

Special Meeting of Shareholders
To Be Held on November 27, 2007
This Proxy Statement and enclosed proxy notice and card are being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or “Trustees”) of Transamerica IDEX Mutual Funds (“TA IDEX”) for use at a special meeting of shareholders of TA IDEX Protected Principal Stock, a series of TA IDEX (the “Fund”), on November 27, 2007, at TA IDEX’s offices, 570 Carillon Parkway, St. Petersburg, Florida, 33716-1294, at 11:00 a.m., local time, as adjourned from time to time (the “Special Meeting”). The Board is soliciting proxies from shareholders of the Fund with respect to the matters set forth in the accompanying Notice. You are entitled to vote at the Special Meeting and any adjournment(s) or postponement(s) if you owned shares of the Fund at the close of business on October 4, 2007 (“Record Date”). It is anticipated that Proxies, Notices and Proxy Statements will first be mailed to shareholders on or about October 9, 2007.
PROPOSAL I
APPROVAL OF A PLAN OF LIQUIDATION
At a meeting held on October 2, 2007, the Board, upon the recommendation of the Fund’s investment adviser, Transamerica Fund Advisors, Inc. (“TFAI”), determined that it would be in the best interests of the Fund and the Fund’s shareholders to liquidate and dissolve the Fund. The Board and TFAI reached this decision primarily for two reasons: (1) Gateway Investment Advisers, L.P. (“Gateway”), the Fund’s sub-adviser, notified the Board and TFAI that it intends to resign as sub-adviser of the Fund effective December 3, 2007, and no replacement to Gateway has been found; and (2) the Fund is not economically viable at its current asset level, and the asset level is expected to decline further.
After consideration of the Fund’s prospects and possible alternatives to dissolution, upon recommendation of TFAI and the management of TA IDEX, the Board, including all of the Trustees who are not “interested persons” (for regulatory purposes) of TA IDEX or TFAI (the “Independent Trustees”), reviewed and approved the proposed liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”). The Plan provides for the liquidation of the Fund’s assets and the distribution to its shareholders of all of the proceeds of the liquidation. If Proposal I is approved by the shareholders of the Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash or cash equivalents or in-kind, on or about November 29, 2007.
Shareholder approval of the Fund’s liquidation and dissolution is requested. For the reasons set forth below, the Board recommends that the shareholders of the Fund vote in favor of Proposal I. If the Fund’s shareholders do not approve the Plan, the Fund will continue to exist in accordance with its stated objective and policies. In such a case, the Board would consider what, if any, steps to take concerning the future of the Fund (which could include liquidation of the Fund without obtaining shareholder approval, as permitted by the Fund’s organizational documents).
Shareholders are free to redeem their shares prior to the date on which the Fund is proposed to be liquidated, and they may exchange their Fund shares for shares offered by another TA IDEX series without incurring any fees.
Reasons for Liquidation and Dissolution
The liquidation and dissolution of the Fund is recommended for the following reasons, among others:
•	The Fund offers a “guarantee” feature, pursuant to which TFAI, the Fund’s investment adviser, guarantees that shareholders will receive the higher of the amount of the principal they initially invested in the Fund five years after the investment date (the “guarantee period”) or the value of their investment based on the performance of the Fund over the guarantee period. At the end of a guarantee period, the Fund redeems the entirety of the investments covered under the guarantee period to the applicable shareholders. The Fund offered three successive guarantee periods on July 1, 2002, 2003 and 2004. The Fund’s first guarantee period matured on July 2, 2007. As a result of the redemption of investments covered in the first guarantee period, which included most of the Fund’s assets, the Fund’s assets were significantly reduced. As of September 13, 2007, the Fund had approximately $11 million in assets. It is anticipated that asset levels will continue to significantly decrease each time a guarantee period matures. In addition, as a result of the Fund’s “guarantee” feature, the Fund is closed to new investment, which significantly limits its ability to increase or maintain its size.

•	Gateway, the Fund’s investment sub-adviser, invests the assets of the Fund primarily in the 500 stocks included in the Standard & Poor’s 500 Composite Stock Price Index and in virtually the same proportion as the index. Gateway then writes call options on the index. Gateway informed the Board and TFAI that it is increasingly challenging to manage the Fund according to its investment objective and strategies due to the current low level of assets in the Fund. For example, it is increasingly difficult to acquire all the stocks included in the Fund’s index. As a result, Gateway notified TFAI that it no longer intends to serve as investment sub-adviser to the Fund, effective December 3, 2007.

•	The Fund is too small to generate investment sub-adviser interest. As a result, TFAI has been unable to find a viable replacement to Gateway.

•	As a result of the Fund’s small asset size and inability to significantly increase its asset levels, the Fund has high expense ratios. As a result, TFAI has advised the Board that it believes the Fund currently suffers diseconomies of scale, and investors in the Fund are unlikely to benefit from economies of scale and realize lower expense ratios. Further, Fund management has determined that the Fund does not significantly add to management’s long-term strategy of building a diversified, competitive fund family.
The officers of TA IDEX considered alternatives to the Fund’s liquidation. Among other things, they sought to determine whether hiring a new sub-adviser with investment experience and expertise similar to Gateway could be a viable option or if a merger or transfer of assets with another investment company would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions; the similarities and differences between the Fund and other funds managed by TFAI and other investment sub-advisers; the unique “guarantee” feature of the Fund; the relatively small size of the Fund; the time, effort and expense required to effect a transaction; and the implications for shareholders of such a transaction. The officers determined that there was neither a suitable sub-adviser to replace Gateway nor any affiliated fund with which the Fund could be combined without significant changes in the Fund’s portfolio, including liquidation of significant portions of its portfolio.

They also determined that the expense of a merger or transfer of the assets to another investment company likely would be greater than any benefits shareholders of the Fund could expect to realize from such a transaction. The officers also investigated the relative costs involved in the liquidation and dissolution of the Fund. Following these considerations, the officers of TA IDEX decided to recommend to the Board the Fund’s liquidation and dissolution.
Terms of the Plan
Following are some of the key terms of the Plan, which is attached as Appendix A to this Proxy Statement and qualifies the following summary in its entirety.
•	Effective Date of the Plan and Liquidation of the Fund’s Assets. The Plan shall become effective with respect to the Fund on the date of its adoption and approval by the shareholders of the Fund. Following this approval, the Fund: (i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert its assets to cash or cash equivalents, or, if determined to be in the best interest of the Fund and the Fund shareholders, elect not to liquidate certain assets but rather distribute them in-kind to its shareholders, to the extent authorized by law; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors; and (iii) will be dissolved in accordance with the laws of the State of Delaware and the Fund’s Declaration of Trust. The Fund may begin to liquidate some or all of its portfolio prior to the Special Meeting in order to meet redemption requests or in anticipation of liquidation.
•	Liquidating Distribution. On or about November 29, 2007 or as soon as practical thereafter, TA IDEX on behalf of the Fund will mail the following to each shareholder of record of the liquidating Fund on that date: (i) a liquidating distribution, which may be in cash or cash equivalents or in-kind, equal to the shareholder’s proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy the Fund’s liabilities); and (ii) information concerning the sources of the liquidating distribution.
•	Cessation of Rights of Shareholders. As a result of the liquidating distribution for the Fund, shares of the Fund will no longer be deemed outstanding as of such time and will be deemed cancelled.
•	Expenses. TFAI and/or its affiliates will bear all expenses incurred by it in carrying out of the Plan, including but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution and for which a reserve has not been established will be borne by TFAI and/or its affiliates.
•	Implementation. The Plan provides that the Trustees and officers of TA IDEX may take such actions as are necessary to effectuate the Plan, and that the Trustees shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the dissolution, complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.

Material Federal Income Tax Consequences
Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which the distribution exceeds (or is less than) the shareholder’s tax basis in his or her Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.
It is expected that, prior to the liquidating distribution, the Fund will distribute any previously undistributed net income or net capital gains. Such distribution would be taxed as ordinary income to the extent that it is derived from net income or net short-term capital gains and will be generally be taxed as long-term capital gain to the extent that it is derived from net long-term capital gains.
Notwithstanding the foregoing, any loss realized by a shareholder in respect of his or her Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder’s entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder’s interest in the Fund.
The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state, local and foreign tax consequences.
The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, (the “Code”) during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.
Other Information
Prior to the proposed liquidation and dissolution of the Fund, Fund shareholders may wish to invest in other TA IDEX series. Class A, B and C shareholders may exchange their Fund shares for shares of the same class offered by another TA IDEX series without incurring any sales charge, and Class M shareholders are able to purchase Class A shares of other TA IDEX series with their Class M redemption proceeds without paying a sales charge. Upon consummation of the liquidation and dissolution, Fund shareholders will be able to direct the re-investment of the proceeds of the liquidation in the same class of shares of another TA IDEX series without paying any sales charges. Investors should consult the prospectuses of the other TA IDEX series in which they wish to invest prior to making their decision.
Fund shareholders who currently hold shares through tax-deferred accounts with TA IDEX such as, without limitation, retirement plans described in Section 403(b) and 408 (IRAs) of the Code and Coverdell ESA with State Street Bank & Trust Company (“State Street”) can continue to maintain their accounts by investing into another TA IDEX series as discussed in the preceding paragraph. Fund shareholders who do not provide specific re-investment instructions for State Street accounts prior to the consummation of the liquidation and dissolution of the Fund will have the proceeds from the liquidation automatically re-invested in the corresponding class of shares (or Class A shares if they hold Class M shares of the Fund) of TA IDEX Transamerica Money Market, another TA IDEX series, as a temporary investment pending specific instructions from the shareholders. These shareholders will be deemed to have consented to this temporary re-investment in TA IDEX Transamerica Money Market pending further instructions. If they do not intend to maintain their accounts with TA IDEX, they may need to establish a similar tax-deferred account with another institution and submit instructions accordingly. In accordance with the Plan of Liquidation and Dissolution all other shareholders (non State Street accounts) will receive a liquidating distribution.

Evaluation by the Board
At a meeting held on October 2, 2007, the Board carefully considered whether it was appropriate to approve the Plan and recommend that Fund shareholders approve the Plan. The Board requested information, provided by TFAI, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by Fund counsel and independent legal counsel during its deliberations. After review, the Trustees determined that the Plan is in the best interests of the Fund and its shareholders. Accordingly, the Trustees, including the Independent Trustees, approved the Plan and authorized its submission to the Fund’s shareholders for their approval. The Trustees recommended that the Fund’s shareholders approve the Plan on the basis of the following considerations, among others:
•	Gateway, the Fund’s sub-adviser, intends to resign as sub-adviser of the Fund and no appropriate replacement has been identified;
•	The size of the Fund makes it increasingly challenging for Gateway to pursue the Fund’s investment objective and strategies;
•	The size of the Fund is modest, leaving the Fund too small to be economically viable and there is limited opportunity to increase the size of the Fund and achieve economies of scale;
•	The Fund’s operating expenses are relatively high;
•	The guarantee feature of the Fund has an impact on the Fund’s expense ratios and performance;
•	The performance results of the Fund since its inception are positive;
•	Possible alternatives to liquidation, including the merger of the Fund into another mutual fund, are not practical in the current circumstances and may not be advantageous to the Fund or its shareholders; and
•	Class A, B and C shareholders may exchange their Fund shares for shares offered by another TA IDEX series without incurring any fee, and Class M shareholders are able to purchase Class A shares of other TA IDEX series with their Class M redemption proceeds without paying a sales charge.
Based upon its review, the Board determined that the Plan is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other information it considered relevant, the Board voted to recommend approval of the Plan by the Fund’s shareholders.
THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE “FOR” APPROVAL OF THE PLAN AS PROVIDED UNDER THIS PROPOSAL. UNMARKED PROXIES WILL BE SO VOTED.

OTHER BUSINESS
The Trustees do not know of any matters to be presented at the Special Meeting other than those set forth in this Proxy Statement. If other business should properly come before the Special Meeting, Proxies will be voted in accordance with the judgment of the persons named in the accompanying Proxy.
ADDITIONAL INFORMATION
Investment Adviser, Administrator, Transfer Agent, Principal Underwriter/Distributor
TFAI, the Fund’s investment adviser, is located at 570 Carillon Parkway, St. Petersburg, Florida 33716. Transamerica Fund Services, Inc. (“TFS”), the Fund’s administrator and transfer agent, is also located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The principal underwriter/distributor, Transamerica Capital, Inc. is located at 4600 South Syracuse Street, Suite 1100, Denver, CO 80237.
Shareholder Reports
Shareholders can find important information about the Fund in the TA IDEX annual report for the fiscal year ended October 31, 2006, and the semi-annual report for the period ended April 30, 2007, which have been mailed previously to shareholders. If you have not received these reports or would like to receive additional copies, please contact TA IDEX by writing to TA IDEX’s address, or by calling the telephone number shown on the front page of this Proxy Statement. A copy of the reports will be provided free of charge.
VOTING INFORMATION
Proxy Solicitation. The principal solicitation of Proxies will be by the mailing of this Proxy Statement commencing on or about October 9, 2007, but Proxies may also be solicited by telephone and/or in person by representatives of TA IDEX, regular employees of TFS (the transfer agent of TA IDEX) or its affiliate(s), and Computershare Fund Services (“Computershare”), a private proxy services firm. The estimated costs of retaining Computershare is approximately $6,000, which will be paid by TFAI and/or its affiliates. If we have not received your vote as the date of the Special Meeting approaches, you may receive a call from Computershare to ask for your vote. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy materials to their principals.
The costs of the Special Meeting, including the preparation and mailing of the Notice, Proxy Statement and Proxy, and the solicitation of Proxies, including reimbursements to broker-dealers and others who forwarded proxy materials to their clients will be paid by TFAI and/or its affiliates.
Shareholder Voting. Shareholders of record of the Fund who own shares of beneficial interest at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held. As of the Record Date, the number of shares issued and outstanding of the Fund is listed on Appendix B. As of October 4, 2007 no person owned beneficially more than 5% of any class of the Fund, except as set forth in Appendix B. To the best of the Fund’s knowledge, as of October 4, 2007, no Trustee or officer owned beneficially more than 1% of any class of the Fund.
Thirty-three and one-third percent (33 1/3%) of the Fund’s shares, represented in person or by proxy, will constitute a quorum for the Special Meeting and must be present for the transaction of business at the Special Meeting. Only Proxies that are voted, abstentions and “broker non-votes” will be counted toward establishing a quorum. “Broker non-votes” are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power.
In the event that a quorum is not present at the Special Meeting for the Fund, or a quorum is present but sufficient votes to approve Proposal I are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting for the Fund to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of the Fund’s shares represented at the Special Meeting in person or by proxy (excluding abstentions and broker non-votes). The person named as proxies will vote those Proxies that they are entitled to vote “FOR” Proposal I in favor of an adjournment of the Special Meeting, and will vote those Proxies required to be voted AGAINST the proposal for the Fund against such adjournment. A shareholder vote may be taken on any proposal prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.
The individuals named as proxies on the enclosed Proxy will vote in accordance with your directions, if your Proxy is received properly executed. If we receive your Proxy, and it is executed properly, but you give no voting instructions with respect to a proposal, your shares will be voted “FOR” Proposal I. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Special Meeting.
In order that your shares may be represented at the Special Meeting, you are requested to vote your shares by mail, the Internet, or by telephone by following the enclosed instructions. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD, UNLESS YOU LATER ELECT TO CHANGE YOUR VOTE. You may revoke your Proxy: (a) at any time prior to its exercise by written notice of its revocation to the secretary of TA IDEX prior to the Special Meeting; (b) by the subsequent execution and return of another Proxy prior to the Special Meeting; or (c) by being present and voting in person at the Special Meeting and giving oral notice of revocation to the chairman of the Special Meeting. However, attendance in-person at the Special Meeting, by itself, will not revoke a previously-tendered Proxy.
Required Vote. Approval of Proposal I requires the affirmative vote of at least a majority of the Fund’s shares entitled to vote at the meeting. Abstentions and broker non-votes will have the same effect as a vote against Proposal I.
Shareholder Proposals. As a general matter, TA IDEX does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposal to the Secretary of TA IDEX, 570 Carillon Parkway, St. Petersburg, Florida 33716. Proposals should be in writing, should be signed by the shareholder and should identify the full name of the Fund.
Proposals must be received by a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.
Shareholders Sharing the Same Address. As permitted by law, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified TA IDEX of their desire to receive multiple copies of the shareholder reports and proxy statements TA IDEX sends. If you would like to receive an additional copy, please contact TA IDEX by writing to TA IDEX’s address or by calling the telephone number shown on the front page of this Proxy Statement. TA IDEX will then promptly deliver, upon request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of TA IDEX’s shareholder reports and proxy statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also direct requests as indicated.

TO ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
By Order of the Board of Trustees,
Dennis P. Gallagher, Esq.
Vice President, General Counsel and Secretary
Transamerica IDEX Mutual Funds
St. Petersburg, Florida
October 9, 2007

APPENDIX A
TRANSAMERICA IDEX MUTUAL FUNDS
TA IDEX Protected Principal Stock
FORM OF
PLAN OF LIQUIDATION AND DISSOLUTION
This Plan of Liquidation and Dissolution (the “Plan”) is adopted by Transamerica IDEX Mutual Funds (the “Trust”), a Delaware statutory trust, with respect to TA IDEX Protected Principal Stock (“Fund”), a series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended (the “IRC”), and the regulations thereunder, with respect to the Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Fund and the redemption of the Fund’s outstanding shares in conformity with all applicable laws, including the laws of the State of Delaware, the Investment Company Act, the IRC, and the Trust’s charter documents.
WHEREAS, the Trust’s Board of Trustees (the “Board”), on behalf of the Fund, has determined that it is in the best interests of the Fund and the beneficial owners of the Fund’s shares to liquidate and dissolve the Fund; and
WHEREAS, the Board has considered and unanimously adopted this Plan as the method of liquidating the Fund and has recommended that shareholders of the Fund approve the Plan at a special meeting of the Fund’s shareholders called for such purpose;
NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:
1. Effective Date of Plan. The Plan shall become effective immediately with respect to the Fund upon a vote approving the Plan by the affirmative vote of at least a majority of the outstanding securities of the Fund entitled to vote at a special meeting of shareholders of the Fund duly called for such purpose to be held on November 27, 2007 or such other date as determined by the Board, which date is hereinafter called the “Effective Date.”
2. Dissolution. As promptly as practicable, consistent with the Provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Delaware and the Trust’s charter documents.
3. Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for the Fund’s liabilities.
4. Liquidation of Assets. As soon as is reasonable and practicable before, on, or after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of a Fund and the beneficial owners of its shares, the Fund may elect not to liquidate its portfolio assets and shall rather distribute such amounts in-kind to its shareholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

5. Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of Section 6 hereof, the Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 6 below, subject to Section 8 below.
6. Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Board (the “Liquidation Date”), the Fund shall mail the following to a shareholder of record on the business day preceding the Liquidation Date in redemption of such shareholder’s shares of the Fund: (1) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder’s proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy the Fund’s liabilities); and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.
If the Trust is unable to make distributions to all of the Fund’s shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of the Fund’s shares are payable, the Board may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.
7. Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.
8. Management and Expenses of the Fund. The Fund’s investment adviser, Transamerica Fund Advisors, Inc. (“TFAI”) and/or its affiliates shall bear all expenses incurred in connection with the carrying out of this Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution will be borne by TFAI (and/or its affiliates) which shall continue through the Liquidation Date its undertaking to limit Fund operating expenses at the levels in effect as of the date the Board adopted the Plan.
9. Power of the Board. The Board and, subject to the authority and approval of the Trustees, the officers of the Trust, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

10. Amendment of Plan. The Board shall have the authority to authorize or ratify such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and effect complete liquidation of the Fund and the distribution of the Fund’s net assets to its shareholders in redemption of the shares in accordance with the laws of the State of Delaware, the Investment Company Act, the IRC, the Trust’s charter documents, and the purposes to be accomplished by the Plan, if the Board determines that such action would be in the best interests of a Fund and its shareholders.
11. Filings. The Board hereby directs the appropriate parties to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the liquidation and dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Delaware, or any other authority.
12. Severability. All persons dealing with the Fund must look solely to the assets of the Trust belonging to the Fund for the enforcement of any claims against the Trust.
Transamerica IDEX Mutual Funds
On behalf of TA IDEX Protected Principal Stock

For the Board of Trustees
By:
Name:
Title:

Accepted:

Transamerica Fund Advisors, Inc.
By:
Name:
Title:

APPENDIX B
TA IDEX Protected Principal Stock

Shares Outstanding for each
Class (as of October 4, 2007)	Number of Shares and Number of Votes
Class A	144,801.123
Class B	588,972.906
Class C	79,577.901
Class M	8,896.529
As of the Record Date, the following persons owned of record or beneficially 5% or more of an outstanding class of shares of TA IDEX Protected Principal Stock:

Holder of Securities and Address	Class	Shares Owned	% Owned
PERSHING LLC	Class A	26,247.965	18.13%
PO BOX 2052 JERSEY CITY NJ 07303-2052

PERSHING LLC	Class A	20,836.221	14.39%
PO BOX 2052 JERSEY CITY NJ 07303-2052

STATE STREET BANK CUSTODIAN	Class A	17,362.702	11.99%
IRA R/O JACQUES S ST JULIEN 5211 SAMPSON DRGIRARD OH 44420-3502

BOB FOLZ TENNIS SHOP	Class A	12,704.055	8.77%
MONEY PURCHASE PLANRO BERT FOLZ TTEE 661 W MOON VALLEY DR PHOENIX AZ 85023-6214

PATRICIA A CHELOHA	Class A	10,417.061	7.19%
7400 BRIARHURST CIR LINCOLN NE 68506-1710

ROBERT M BELLIS &	Class A	10,378.274	7.17%
JEAN L BELLIS JT TENN COMM PO BOX 467 FAIRBANK IA 50629-0467

ROBERTA K HESS	Class A	7,662.406	5.29%
2221 S 122ND AVE OMAHA NE 68144-2825

HOWARD D AUSTIN	Class C	6,479.535	8.14%
1129 CRYSTAL CT NE PALM BAY FL 32907-2133

NFS LLC FEBO	Class C	5,395.270	6.78%
NFS/FMTC IRA FBO WILLIAM G AUCKER 713 SHARPS CT FALLSTON MD 21047-2403

PERSHING LLC	Class C	5,396.582	6.78%
P.O. BOX 2052 JERSEY CITY NJ 07303-2052

ALICE DONOVAN	Class C	5,396.639	6.78%
686 ADOBE DR DANVILLE CA 94526-2646

PERSHING LLC	Class C	4,317.266	5.43%
P.O. BOX 2052 JERSEY CITY NJ 07303-2052

STATE STREET BANK CUSTODIAN	Class C	4,048.283	5.09%
IRA A/C MARJORIE A BROWN 68 BLUE RIDGE TRCE HENDERSONVLLE TN 37075-2664

PERSHING LLC	Class M	3,419.616	38.44%
P.O. BOX 2052 JERSEY CITY NJ 07303-2052

PERSHING LLC	Class M	1,618.976	18.20%
P.O. BOX 2052 JERSEY CITY NJ 07303-2052

JIMMY Y AU	Class M	1,282.433	14.41%
1 ALBERT CT METAIRIE LA 70003-6501

NFS LLC FEBO	Class M	1,081.744	12.16%
NFS/FMTC SEP IRA FBO GERALD W MCCLALLEN 1809 W MAIN #297 CARBONDALE IL 62901-2123

BETTY ANN ALLEN	Class M	1,081.038	12.15%
8 MAPLE DR N CALDWELL NJ 07006-4549

B-1

PROXY CARD	TA IDEX PROTECTED PRINCIPAL STOCK	PROXY CARD
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 27, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF TRANSAMERICA IDEX MUTUAL FUNDS
The undersigned hereby appoint(s) John K. Carter and Dennis P. Gallagher or either of them, as Proxies of the undersigned with full power of substitution, to vote and act with respect to all shares of TA IDEX Protected Principal Stock (the “Fund”) with respect to which the undersigned is entitled to vote at the Special Meeting of shareholders of the Fund to be held at the offices of Transamerica IDEX Mutual Funds at 570 Carillon Parkway, St. Petersburg, Florida 33716, on November 27, 2007, at 11:00 a.m. (Eastern time), and at any adjournments or postponements thereof.
The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy previously given with respect to the Special Meeting.
This proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Signature(s)

Signature(s)

Date	IDEX_PPS_18207_092807

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET	or VOTE BY PHONE	or VOTE BY MAIL	or VOTE IN PERSON
Log on to:	Call 1-866-241-6192	Vote, sign and date this Proxy	Attend Shareholder Meeting
https://vote.proxy-direct.com	Follow the recorded	Card and return in the	570 Carillon Parkway
Follow the on-screen	instructions	postage-paid envelope	St. Petersburg, FL
instructions	available 24 hours		on November 27, 2007
available 24 hours
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

		FOR	AGAINST	ABSTAIN

1.	To approve a Plan of Liquidation and Dissolution with respect to the Fund.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting.

IDEX_PPS_18207_092807
Please vote, date and sign this Proxy Card and return it promptly in the enclosed envelope.